EXHIBIT 23.1

                        [LETTERHEAD OF BDO SEIDMAN, LLP]




               Consent of Independent Certified Public Accountants


Earl Scheib, Inc.
Beverly Hills, California

          We hereby consent to the use in the Registration Statement on Form S-8, Registration Number ___________ of our report dated June 26, 1995, relating to the audit of the consolidated financial statements and schedules of Earl Scheib, Inc. and Subsidiaries which are contained in and incorporated by reference to the Annual Report on Form 10-K for the year ended April 30, 1995.

                                   /s/ BDO Seidman LLP

                                   BDO SEIDMAN, LLP



Los Angeles, California
October 9, 1995

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